EXHIBIT 99.1

Earnings Press Release dated April 20, 2017

INVESTOR CONTACT:	Andrew S. Hersom
Investor Relations
203.338.4581
Andrew.Hersom@peoples.com

MEDIA CONTACT:	Cynthia Belak
Corporate Communications
203.338.4258
Cynthia.Belak@peoples.com

FOR IMMEDIATE RELEASE

April 20, 2017

People’s United Financial Reports First Quarter Net Income of $70.8 Million, or $0.22 Per Common Share, and Announces Common Dividend Increase

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT) today reported net income of $70.8 million, or $0.22 per common share, for the first quarter of 2017, compared to $62.9 million, or $0.21 per common share, for the first quarter of 2016, and $75.9 million, or $0.24 per common share, for the fourth quarter of 2016. Included in this quarter’s results were merger-related and acquisition integration costs of $1.2 million ($0.8 million after-tax), or less than $0.01 per common share, compared to $1.6 million ($1.0 million after-tax), or less than $0.01 per common share, for the fourth quarter of 2016.

As previously reported, People’s United Financial completed its acquisition of Suffolk Bancorp on April 1, 2017. Accordingly, first quarter results for People’s United Financial do not include the results of Suffolk.

The Company’s Board of Directors voted to increase the common stock dividend to an annual rate of $0.69 per share. Based on the closing stock price on April 19, 2017, the dividend yield on People’s United Financial common stock is 3.9 percent. The quarterly dividend of $0.1725 per share is payable May 15, 2017 to shareholders of record on May 1, 2017.

“We are pleased to report first quarter net income of $70.8 million, which increased 13 percent from a year ago,” commented Jack Barnes, President and Chief Executive Officer. “The quarter benefited from a four basis point improvement in the net interest margin from the fourth quarter. Loan balances declined one percent on an annualized basis primarily resulting from paydowns in mortgage warehouse lending due to the rate driven nature of this business. Excluding mortgage warehouse lending, the loan portfolio experienced annualized growth of three percent driven by favorable results in residential mortgage as well as middle market commercial and industrial lending, highlighting the importance of our diversified business mix. We remain successful gathering deposits across the franchise as evidenced by nine percent annualized growth since year-end.”

Barnes continued, “With the acquisition of Suffolk Bancorp completed, we are excited to further strengthen and expand People’s United in the New York metro area as one united team. Experienced teams from both companies have worked closely together throughout the integration process to ensure a seamless transition for clients. As planned, the core system conversion will take place in early May. We are very confident this combination of similar customer-focused cultures will create significant value for both clients and shareholders.”

People’s United Financial, Inc. Reports 1Q Earnings

Barnes concluded, “Finally, we are proud to announce our 24th consecutive annual common dividend increase. Our prudent management of capital has enabled us to deliver shareholder value through the consistent return of capital, while still growing organically and investing strategically in the franchise.”

“As we continually strive to enhance operating leverage, we are pleased to report increased revenues on both a linked-quarter and year-over-year basis,” stated David Rosato, Senior Executive Vice President and Chief Financial Officer. “Revenue growth, due to both higher net interest income and non-interest income, drove an efficiency ratio of 59.4 percent, which is comparable to the fourth quarter and an improvement from a year ago, despite modestly higher expenses. We remain comfortable with our ability to proactively control costs and continue to expect further improvements in the efficiency ratio going forward.”

Rosato concluded, “Capital levels at both the holding company and bank continue to be strong, especially given our diversified business mix and history of exceptional credit risk management. Net charge-offs as percentage of average loans were only three basis points in the quarter, reflecting our view that maintaining excellent asset quality is an important lever in building sustainable long-term value. Furthermore, our balance sheet remains asset sensitive, which positions us well in a rising interest rate environment.”

At March 31, 2017, People’s United Financial’s common equity tier 1 capital and total risk-based capital ratios were 10.0 percent and 12.6 percent, respectively, and the tangible common equity ratio stood at 7.4 percent. For People’s United Bank, N.A., common equity tier 1 capital and total risk-based capital ratios were 11.3 percent and 13.4 percent, respectively, at March 31, 2017.

Net loan charge-offs as a percentage of average total loans on an annualized basis were 0.03 percent in the first quarter of 2017, a decrease from 0.06 percent in the fourth quarter of 2016 and 0.09 percent in the first quarter of 2016. For the originated loan portfolio, non-performing loans equaled 0.55 percent of loans at March 31, 2017, an increase from 0.51 percent at December 31, 2016, but an improvement from 0.61 percent at March 31, 2016.

Return on average assets of 0.70 percent for the first quarter of 2017 was a decrease from 0.75 percent in the fourth quarter of 2016, but an improvement from 0.65 percent in the first quarter of 2016. Return on average tangible common equity of 9.6 percent in the first quarter of 2017 was a decrease from 10.7 percent in the fourth quarter of 2016, but an improvement from 9.4 percent in the first quarter of 2016.

People’s United Financial, Inc., a diversified financial services company with $40 billion in total assets, provides commercial and retail banking, as well as wealth management services through a network of approximately 400 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services.

People’s United Financial, Inc. Reports 1Q Earnings

1Q 2017 Financial Highlights

Summary

•	Net income totaled $70.8 million, or $0.22 per common share.

•	Net income available to common shareholders totaled $67.3 million.

•	Operating earnings totaled $68.1 million, or $0.22 per common share (see page 13).

•	Net interest income totaled $248.6 million in 1Q17 compared to $246.8 million in 4Q16.

•	Net interest margin increased four basis points from 4Q16 to 2.82% reflecting:

•	New loan volume at rates higher than the existing portfolio (increase of nine basis points).

•	Higher yield on the securities portfolio (increase of three basis points).

•	Higher rates on deposits and borrowings (decrease of four basis points).

•	Two fewer calendar days in 1Q17 (decrease of four basis points).

•	Provision for loan losses totaled $4.4 million.

•	Net loan charge-offs totaled $2.4 million.

•	Net loan charge-off ratio of 0.03% in 1Q17.

•	Non-interest income was $84.7 million in 1Q17 compared to $84.2 million in 4Q16.

•	Insurance revenue increased $2.3 million, reflecting the seasonal nature of commercial insurance renewals.

•	Investment management fees increased $1.8 million, primarily reflecting the benefit from the addition of Gerstein Fisher.

•	Commercial banking lending fees increased $1.0 million.

•	Net gains on sales of residential mortgages decreased $1.7 million.

•	Net security losses totaled $15.7 million in 1Q17.

•	Recorded a $16.1 million gain in 1Q17 (included in other non-interest income) from the exchange of an ownership interest in a legacy privately-held investment.

•	At March 31, 2017, assets under administration, which are not reported as assets of People’s United Financial, totaled $22.0 billion, of which $8.3 billion are under discretionary management, compared to $21.3 billion and $8.0 billion, respectively, at December 31, 2016.

•	Non-interest expense totaled $226.1 million in 1Q17 compared to $217.2 million in 4Q16.

•	Operating non-interest expense totaled $224.9 million in 1Q17 (see page 13).

•	Compensation and benefits expense, excluding $0.7 million of acquisition integration costs in 4Q16, increased $12.3 million, primarily reflecting seasonally-higher payroll and benefit-related costs in 1Q17, as well as merit increases, additional employees and higher incentive and health care costs.

•	Regulatory assessments expense decreased $0.8 million.

•	Professional and outside services expense, excluding $0.7 million and $0.9 million of merger-related expenses in 1Q17 and 4Q16, respectively, decreased $0.6 million.

•	The efficiency ratio was 59.4% in 1Q17 compared to 59.3% in 4Q16 (see page 13).

•	The effective income tax rate was 31.1% for 1Q17 and 31.4% for the full-year of 2016.

People’s United Financial, Inc. Reports 1Q Earnings

Commercial Banking

•	Commercial loans totaled $21.1 billion at March 31, 2017, a $292 million decrease from December 31, 2016.

•	The mortgage warehouse portfolio decreased $263 million from December 31, 2016.

•	Average commercial loans totaled $20.9 billion in 1Q17, a $200 million decrease from 4Q16.

•	The average mortgage warehouse portfolio decreased $345 million from 4Q16.

•	Commercial deposits totaled $10.5 billion at March 31, 2017 compared to $10.4 billion at December 31, 2016.

•	The ratio of originated non-performing commercial loans to originated commercial loans was 0.57% at March 31, 2017 compared to 0.49% at December 31, 2016.

•	Non-performing commercial assets, excluding acquired non-performing loans, totaled $130.4 million at March 31, 2017 compared to $114.4 million at December 31, 2016.

•	For the originated commercial portfolio, the allowance for loan losses as a percentage of loans was 0.94% at March 31, 2017 compared to 0.95% at December 31, 2016.

•	The commercial originated allowance for loan losses represented 165% of originated non-performing commercial loans at March 31, 2017 compared to 193% at December 31, 2016.

Retail Banking

•	Residential mortgage loans totaled $6.5 billion at March 31, 2017, an increase of $271 million, or 17% annualized, from December 31, 2016.

•	Average residential mortgage loans totaled $6.4 billion in 1Q17, an increase of $239 million, or 16% annualized, from 4Q16.

•	Home equity loans totaled $2.0 billion at March 31, 2017, a $35 million decrease from December 31, 2016.

•	Average home equity loans totaled $2.1 billion in 1Q17, a $31 million decrease from 4Q16.

•	Retail deposits totaled $20.0 billion at March 31, 2017 compared to $19.5 billion at December 31, 2016.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 0.41% at March 31, 2017 compared to 0.45% at December 31, 2016.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.76% at March 31, 2017 compared to 0.85% at December 31, 2016.

People’s United Financial, Inc. Reports 1Q Earnings

Conference Call

On April 20, 2017, at 8 a.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; and (10) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions, except per common share data)	2017	2016	2016	2016	2016
Earnings Data:
Net interest income (fully taxable equivalent)	$258.1	$255.2	$254.2	$247.7	$247.4
Net interest income	248.6	246.8	245.3	240.0	240.1
Provision for loan losses	4.4	7.7	8.4	10.0	10.5
Non-interest income	84.7	84.2	90.8	85.4	82.3
Non-interest expense (1)	226.1	217.2	221.4	212.9	217.3
Income before income tax expense	102.8	106.1	106.3	102.5	94.6
Net income	70.8	75.9	73.7	68.5	62.9
Net income available to common shareholders (1)	67.3	74.1	73.7	68.5	62.9

Selected Statistical Data:
Net interest margin (2)	2.82%	2.78%	2.80%	2.79%	2.83%
Return on average assets (1), (2)	0.70	0.75	0.73	0.70	0.65
Return on average common equity (2)	5.5	6.1	6.1	5.7	5.3
Return on average tangible common equity (1), (2)	9.6	10.7	10.7	10.1	9.4
Efficiency ratio (1)	59.4	59.3	59.9	60.4	62.7

Common Share Data:
Basic and diluted earnings per common share (1)	$0.22	$0.24	$0.24	$0.23	$0.21
Dividends paid per common share	0.17	0.17	0.17	0.17	0.1675
Common dividend payout ratio (1)	78.3%	69.8%	70.1%	75.4%	80.6%
Book value per common share (end of period)	$15.94	$15.85	$15.99	$15.91	$15.80
Tangible book value per common share (end of period) (1)	9.07	8.92	9.18	9.07	8.94
Stock price:
High	19.85	20.13	16.40	16.68	16.27
Low	17.47	15.28	14.22	13.80	13.62
Close (end of period)	18.20	19.36	15.82	14.66	15.93
Common shares (end of period) (in millions)	310.51	308.97	304.02	303.55	303.27
Weighted average diluted common shares (in millions)	311.08	306.23	303.24	302.48	301.86

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2017	2016	2016	2016	2016
Financial Condition Data:
Total assets	$40,302	$40,610	$40,692	$40,150	$39,264
Loans	29,687	29,745	29,368	29,038	28,511
Securities	6,424	6,738	7,046	6,785	6,732
Short-term investments	392	182	373	364	251
Allowance for loan losses	231	229	226	220	216
Goodwill and other acquisition-related intangible assets	2,136	2,142	2,070	2,076	2,079
Deposits	30,506	29,861	29,656	28,999	29,105
Borrowings	3,211	4,057	4,437	4,563	3,717
Notes and debentures	904	1,030	1,054	1,058	1,050
Stockholders’ equity	5,195	5,142	4,862	4,830	4,791
Total risk-weighted assets (1):
People’s United Financial, Inc.	30,263	30,540	30,451	30,267	29,832
People’s United Bank, N.A.	30,217	30,489	30,415	30,232	29,826
Non-performing assets (2)	183	167	180	182	189
Net loan charge-offs	2.4	4.7	2.5	5.1	6.0

Average Balances:
Loans	$29,355	$29,346	$29,107	$28,558	$28,159
Securities (3)	6,831	7,074	6,873	6,699	6,498
Short-term investments	371	308	361	298	348
Total earning assets	36,557	36,728	36,341	35,555	35,005
Total assets	40,317	40,623	40,304	39,422	38,773
Deposits	29,923	29,773	29,437	29,079	28,721
Borrowings	3,709	4,148	4,296	3,895	3,664
Notes and debentures	966	1,045	1,056	1,049	1,044
Total funding liabilities	34,598	34,966	34,789	34,023	33,429
Stockholders’ equity	5,166	5,039	4,841	4,795	4,761

Ratios:
Net loan charge-offs to average total loans (annualized)	0.03%	0.06%	0.04%	0.07%	0.09%
Non-performing assets to originated loans, real estate owned and repossessed assets (2)	0.63	0.57	0.63	0.64	0.68
Originated allowance for loan losses to:
Originated loans (2)	0.77	0.77	0.76	0.75	0.75
Originated non-performing loans (2)	140.9	150.6	142.0	135.3	123.3
Average stockholders’ equity to average total assets	12.8	12.4	12.0	12.2	12.3
Stockholders’ equity to total assets	12.9	12.7	11.9	12.0	12.2
Tangible common equity to tangible assets (4)	7.4	7.2	7.2	7.2	7.3
Total risk-based capital (1):
People’s United Financial, Inc.	12.6	12.5	11.5	11.5	11.5
People’s United Bank, N.A.	13.4	13.3	12.8	12.8	12.9

(1)	March 31, 2017 amounts and ratios are preliminary.
(2)	Excludes acquired loans.
(3)	Average balances for securities are based on amortized cost.
(4)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

	March 31,	Dec. 31,	March 31,
(in millions)	2017	2016	2016
Assets
Cash and due from banks	$380.8	$432.4	$302.7
Short-term investments	392.2	181.7	251.0

Total cash and cash equivalents	773.0	614.1	553.7

Securities:
Trading account securities, at fair value	7.8	6.8	6.8
Securities available for sale, at fair value	3,772.1	4,409.9	4,746.1
Securities held to maturity, at amortized cost	2,324.0	2,005.4	1,678.8
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	319.6	315.8	299.9

Total securities	6,423.5	6,737.9	6,731.6

Loans held for sale	17.1	39.3	31.5

Loans:
Commercial real estate	10,225.3	10,247.3	10,046.4
Commercial and industrial	7,918.3	8,125.1	7,707.1
Equipment financing	2,969.5	3,032.5	2,977.8

Total Commercial Portfolio	21,113.1	21,404.9	20,731.3

Residential mortgage	6,487.7	6,216.7	5,600.8
Home equity and other consumer	2,086.5	2,123.3	2,178.6

Total Retail Portfolio	8,574.2	8,340.0	7,779.4

Total loans	29,687.3	29,744.9	28,510.7
Less allowance for loan losses	(231.3)	(229.3)	(215.5)

Total loans, net	29,456.0	29,515.6	28,295.2

Goodwill and other acquisition-related intangible assets	2,135.8	2,142.1	2,079.0
Bank-owned life insurance	348.8	349.1	346.7
Premises and equipment	239.4	244.5	252.1
Other assets	908.4	967.2	974.0

Total assets	$40,302.0	$40,609.8	$39,263.8

Liabilities
Deposits:
Non-interest-bearing	$6,669.5	$6,660.8	$6,091.4
Savings	4,451.7	4,397.7	4,481.8
Interest-bearing checking and money market	14,813.9	14,260.1	13,653.1
Time	4,570.6	4,542.2	4,879.2

Total deposits	30,505.7	29,860.8	29,105.5

Borrowings:
Federal Home Loan Bank advances	2,160.4	3,061.1	3,063.1
Federal funds purchased	613.0	617.0	303.0
Customer repurchase agreements	327.7	343.3	351.2
Other borrowings	110.2	35.4	—

Total borrowings	3,211.3	4,056.8	3,717.3

Notes and debentures	903.9	1,030.1	1,050.4
Other liabilities	486.1	520.2	599.4

Total liabilities	35,107.0	35,467.9	34,472.6

Stockholders’ Equity
Preferred stock	244.1	244.1	—
Common stock	4.1	4.0	3.9
Additional paid-in capital	5,472.7	5,446.1	5,344.3
Retained earnings	960.9	949.3	889.6
Unallocated common stock of Employee Stock Ownership Plan, at cost	(142.8)	(144.6)	(150.0)
Accumulated other comprehensive loss	(181.9)	(195.0)	(134.7)
Treasury stock, at cost	(1,162.1)	(1,162.0)	(1,161.9)

Total stockholders’ equity	5,195.0	5,141.9	4,791.2

Total liabilities and stockholders’ equity	$40,302.0	$40,609.8	$39,263.8

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in millions, except per common share data)	2017	2016	2016	2016	2016
Interest and dividend income:
Commercial real estate	$88.6	$86.8	$85.7	$85.3	$86.8
Commercial and industrial	64.6	65.0	66.9	62.8	60.3
Equipment financing	31.6	31.8	32.8	33.0	33.3
Residential mortgage	49.3	47.0	45.7	43.8	43.9
Home equity and other consumer	18.4	18.1	18.4	18.4	18.6

Total interest on loans	252.5	248.7	249.5	243.3	242.9
Securities	37.0	36.9	34.2	34.7	34.5
Loans held for sale	0.3	0.3	0.4	0.2	0.2
Short-term investments	0.7	0.4	0.4	0.3	0.4

Total interest and dividend income	290.5	286.3	284.5	278.5	278.0

Interest expense:
Deposits	27.1	25.1	25.2	25.4	25.2
Borrowings	7.3	6.4	6.1	5.3	5.0
Notes and debentures	7.5	8.0	7.9	7.8	7.7

Total interest expense	41.9	39.5	39.2	38.5	37.9

Net interest income	248.6	246.8	245.3	240.0	240.1
Provision for loan losses	4.4	7.7	8.4	10.0	10.5

Net interest income after provision for loan losses	244.2	239.1	236.9	230.0	229.6

Non-interest income:
Bank service charges	23.5	24.2	25.3	24.7	23.8
Investment management fees	16.0	14.2	11.6	11.4	11.1
Operating lease income	10.2	9.5	11.2	10.1	10.4
Insurance revenue	9.1	6.8	9.8	7.0	9.3
Commercial banking lending fees	8.2	7.2	7.1	9.2	8.1
Cash management fees	6.3	6.2	6.5	6.3	6.0
Brokerage commissions	3.0	2.8	3.2	3.2	3.0
Customer interest rate swap income, net	2.8	3.8	3.7	3.6	3.3
Net gains on sales of residential mortgage loans	0.9	2.6	1.9	0.9	0.9
Bank-owned life insurance	0.8	1.5	1.2	2.0	1.0
Net security (losses) gains	(15.7)	(6.0)	—	—	0.1
Other non-interest income	19.6	11.4	9.3	7.0	5.3

Total non-interest income	84.7	84.2	90.8	85.4	82.3

Non-interest expense:
Compensation and benefits	125.6	114.0	116.1	111.4	114.1
Occupancy and equipment	38.6	37.8	37.7	37.4	37.5
Professional and outside services	15.5	16.3	17.7	16.4	17.4
Regulatory assessments	9.6	10.4	9.9	9.2	8.0
Operating lease expense	8.8	8.3	9.7	9.1	9.2
Amortization of other acquisition-related intangible assets	6.3	6.2	5.8	5.8	5.8
Other non-interest expense	21.8	24.2	24.5	23.6	25.3

Total non-interest expense (1)	226.1	217.2	221.4	212.9	217.3

Income before income tax expense	102.8	106.1	106.3	102.5	94.6
Income tax expense	32.0	30.2	32.6	34.0	31.7

Net income	70.8	75.9	73.7	68.5	62.9
Preferred stock dividend	3.5	1.8	—	—	—

Net income available to common shareholders	$67.3	$74.1	$73.7	$68.5	$62.9

Basic and diluted earnings per common share	$0.22	$0.24	$0.24	$0.23	$0.21

(1)	Total non-interest expense includes $1.2 million, $1.6 million and $3.1 million of non-operating expenses for the three months ended March 31, 2017, December 31, 2016 and September 30, 2016, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	March 31, 2017			December 31, 2016			March 31, 2016
Three months ended	Average		Yield/	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments	$370.5	$0.7	0.81%	$307.9	$0.4	0.44%	$347.8	$0.4	0.47%
Securities (2)	6,831.4	43.2	2.53	7,073.5	42.1	2.38	6,498.0	38.7	2.38
Loans:
Commercial real estate	10,189.7	88.6	3.48	10,079.4	86.8	3.44	9,997.6	86.8	3.47
Commercial and industrial	7,704.4	67.9	3.53	8,023.3	68.2	3.40	7,478.1	63.4	3.39
Equipment financing	2,980.8	31.6	4.24	2,971.4	31.8	4.29	2,951.9	33.3	4.52
Residential mortgage	6,374.8	49.6	3.11	6,136.2	47.3	3.09	5,540.3	44.1	3.18
Home equity and other consumer	2,105.4	18.4	3.50	2,135.9	18.1	3.39	2,191.7	18.6	3.40

Total loans	29,355.1	256.1	3.49	29,346.2	252.2	3.44	28,159.6	246.2	3.50

Total earning assets	36,557.0	$300.0	3.28%	36,727.6	$294.7	3.21%	35,005.4	$285.3	3.26%

Other assets	3,760.3			3,895.4			3,767.7

Total assets	$40,317.3			$40,623.0			$38,773.1

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$6,435.0	$—	—%	$6,524.5	$—	—%	$5,992.3	$—	—%
Savings, interest-bearing checking and money market	18,907.9	16.4	0.35	18,614.5	14.1	0.30	17,905.6	12.7	0.29
Time	4,580.3	10.7	0.93	4,634.4	11.0	0.95	4,823.6	12.5	1.03

Total deposits	29,923.2	27.1	0.36	29,773.4	25.1	0.34	28,721.5	25.2	0.35

Borrowings:
Federal Home Loan Bank advances	2,711.9	5.8	0.86	3,028.8	5.1	0.67	2,880.0	4.4	0.61
Federal funds purchased	607.5	1.2	0.78	779.3	1.1	0.54	394.0	0.4	0.44
Customer repurchase agreements	309.5	0.1	0.19	328.8	0.2	0.20	389.6	0.2	0.19
Other borrowings	79.9	0.2	0.78	11.0	—	0.67	—	—	—

Total borrowings	3,708.8	7.3	0.79	4,147.9	6.4	0.61	3,663.6	5.0	0.54

Notes and debentures	965.8	7.5	3.10	1,045.0	8.0	3.08	1,043.8	7.7	2.96

Total funding liabilities	34,597.8	$41.9	0.48%	34,966.3	$39.5	0.45%	33,428.9	$37.9	0.45%

Other liabilities	553.6			617.4			583.4

Total liabilities	35,151.4			35,583.7			34,012.3
Stockholders’ equity	5,165.9			5,039.3			4,760.8

Total liabilities and stockholders’ equity	$40,317.3			$40,623.0			$38,773.1

Net interest income/spread (3)		$258.1	2.80%		$255.2	2.76%		$247.4	2.81%

Net interest margin			2.82%			2.78%			2.83%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $9.5 million, $8.4 million and $7.3 million for the three months ended March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

People’s United Financial, Inc.

Loans acquired in connection with business combinations are initially recorded at fair value, determined based upon an estimate of expected cash flows, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. A decrease in expected cash flows in subsequent periods may indicate that a loan is impaired, which would require the establishment of an allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2017	2016	2016	2016	2016
Originated non-performing loans:
Commercial:
Commercial real estate	$23.4	$22.3	$23.4	$35.4	$35.9
Commercial and industrial	47.4	41.5	40.0	34.7	41.5
Equipment financing	47.4	39.4	46.0	40.0	41.1

Total	118.2	103.2	109.4	110.1	118.5

Retail:
Residential mortgage	26.3	27.4	28.2	29.9	31.1
Home equity	15.2	17.4	16.5	17.4	18.9
Other consumer	—	—	—	—	—

Total	41.5	44.8	44.7	47.3	50.0

Total originated non-performing loans (1)	159.7	148.0	154.1	157.4	168.5

REO:
Residential	10.9	8.1	7.9	9.7	8.2
Commercial	4.1	4.0	11.2	3.3	5.4

Total REO	15.0	12.1	19.1	13.0	13.6

Repossessed assets	8.2	7.2	6.9	11.6	7.3

Total non-performing assets	$182.9	$167.3	$180.1	$182.0	$189.4

Acquired non-performing loans (contractual amount) (2)	$22.1	$24.7	$24.6	$25.5	$27.4

Originated non-performing loans as a percentage of originated loans	0.55%	0.51%	0.54%	0.56%	0.61%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	0.63	0.57	0.63	0.64	0.68
Tangible stockholders’ equity and originated allowance for loan losses	5.57	5.19	5.98	6.14	6.49

(1)	Reported net of government guarantees totaling $4.4 million at March 31, 2017, $13.1 million at December 31, 2016, $13.0 million at September 30, 2016, $15.8 million at June 30, 2016 and $16.2 million at March 31, 2016.
(2)	Represents acquired loans that meet People’s United Financial’s definition of a non-performing loan but are not, under the accounting model for acquired loans, subject to classification as non-accrual in the same manner as originated loans. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2017	2016	2016	2016	2016
Allowance for loan losses on originated loans:
Balance at beginning of period	$223.0	$219.0	$213.0	$207.6	$202.9
Charge-offs	(4.6)	(4.7)	(3.8)	(6.1)	(7.4)
Recoveries	2.2	1.0	1.4	1.0	1.7

Net loan charge-offs	(2.4)	(3.7)	(2.4)	(5.1)	(5.7)
Provision for loan losses	4.4	7.7	8.4	10.5	10.4

Balance at end of period	225.0	223.0	219.0	213.0	207.6

Allowance for loan losses on acquired loans:
Balance at beginning of period	6.3	7.3	7.4	7.9	8.1
Charge-offs	—	(1.0)	(0.1)	—	(0.3)
Provision for loan losses	—	—	—	(0.5)	0.1

Balance at end of period	6.3	6.3	7.3	7.4	7.9

Total allowance for loan losses	$231.3	$229.3	$226.3	$220.4	$215.5

Commercial originated allowance for loan loss as a percentage of originated commercial loans	0.94%	0.95%	0.94%	0.92%	0.92%
Retail originated allowance for loan losses as a percentage of originated retail loans	0.36	0.30	0.30	0.30	0.30
Total originated allowance for loan losses as a percentage of:
Originated loans	0.77	0.77	0.76	0.75	0.75
Originated non-performing loans	140.9	150.6	142.0	135.3	123.3

NET LOAN CHARGE-OFFS (RECOVERIES)
	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2017	2016	2016	2016	2016
Commercial:
Commercial real estate	$—	$0.9	$0.2	$(0.1)	$0.7
Commercial and industrial	0.8	1.1	0.4	1.1	2.2
Equipment financing	0.5	1.3	1.3	2.1	1.6

Total	1.3	3.3	1.9	3.1	4.5

Retail:
Residential mortgage	0.1	—	0.4	0.7	—
Home equity	1.1	1.3	0.1	1.2	1.4
Other consumer	(0.1)	0.1	0.1	0.1	0.1

Total	1.1	1.4	0.6	2.0	1.5

Total net loan charge-offs	$2.4	$4.7	$2.5	$5.1	$6.0

Net loan charge-offs to average total loans (annualized)	0.03%	0.06%	0.04%	0.07%	0.09%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible common equity ratios, tangible book value per common share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible common equity ratio and tangible book value per common share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding operating lease expense, goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses, which are also excluded in arriving at operating non-interest expense) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, the netting of operating lease expense and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income available to common shareholders those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) writedowns of banking house assets and related lease termination costs; (iv) severance-related costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Effective in 2016, recurring writedowns of banking house assets and certain severance-related costs are no longer considered to be non-operating expenses. Operating earnings per common share (“EPS”) is derived by determining the per common share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) EPS, as reported. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible common equity is calculated by dividing operating earnings (annualized) by average tangible common equity. The operating common dividend payout ratio is calculated by dividing common dividends paid by operating earnings for the respective period.

The tangible common equity ratio is the ratio of (i) tangible common equity (total stockholders’ equity less preferred stock, goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per common share is calculated by dividing tangible common equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

EFFICIENCY RATIO AND OPERATING NON-INTEREST EXPENSE

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2017	2016	2016	2016	2016
Total non-interest expense	$226.1	$217.2	$221.4	$212.9	$217.3

Adjustments to arrive at operating non-interest expense:
Merger-related expenses	(1.2)	(0.9)	(3.1)	—	—
Acquisition integration and other costs	—	(0.7)	—	—	—

Total	(1.2)	(1.6)	(3.1)	n/a	n/a

Operating non-interest expense	224.9	215.6	218.3	n/a	n/a

Operating lease expense	(8.8)	(8.3)	(9.7)	(9.1)	(9.2)
Amortization of other acquisition-related intangible assets	(6.3)	(6.2)	(5.8)	(5.8)	(5.8)
Other (1)	(1.8)	(0.6)	(1.8)	(1.8)	(1.5)

Total non-interest expense for efficiency ratio	$208.0	$200.5	$201.0	$196.2	$200.8

Net interest income (FTE basis)	$258.1	$255.2	$254.2	$247.7	$247.4
Total non-interest income	84.7	84.2	90.8	85.4	82.3

Total revenues	342.8	339.4	345.0	333.1	329.7
Adjustments:
Net security losses (gains)	15.7	6.0	—	—	(0.1)
Operating lease expense	(8.8)	(8.3)	(9.7)	(9.1)	(9.2)
BOLI FTE adjustment	0.4	0.7	0.6	1.0	0.5
Other (2)	0.2	0.2	(0.3)	—	(0.7)

Total revenues for efficiency ratio	$350.3	$338.0	$335.6	$325.0	$320.2

Efficiency ratio	59.4%	59.3%	59.9%	60.4%	62.7%

n/a	For the three months ended June 30, 2016 and March 31, 2016, no expenses were considered to be non-operating expenses. Accordingly, operating metrics were not applicable.
(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include, as applicable, certain franchise taxes, real estate owned expenses, contract termination costs and non-recurring expenses.
(2)	Items classified as “other” and added to (deducted from) total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING EARNINGS

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions, except per common share data)	2017	2016	2016	2016	2016
Net income available to common shareholders	$67.3	$74.1	$73.7	$68.5	$62.9

Adjustments to arrive at operating earnings:
Merger-related expenses	1.2	0.9	3.1	—	—
Acquisition integration and other costs	—	0.7	—	—	—

Total pre-tax adjustments	1.2	1.6	3.1	n/a	n/a
Tax effect	(0.4)	(0.6)	(1.0)	n/a	n/a

Total adjustments, net of tax	0.8	1.0	2.1	n/a	n/a

Operating earnings	$68.1	$75.1	$75.8	n/a	n/a

EPS, as reported	$0.22	$0.24	$0.24	$0.23	$0.21

Adjustments to arrive at operating EPS:
Merger-related expenses	—	—	0.01	—	—
Acquisition integration and other costs	—	—	—	—	—
Total adjustments per share	—	—	0.01	n/a	n/a

Operating EPS	$0.22	$0.24	$0.25	n/a	n/a

Average total assets	$40,317	$40,623	$40,304	$39,422	$38,773

Operating return on average assets (annualized)	0.68%	0.74%	0.75%	n/a	n/a

OPERATING RETURN ON AVERAGE TANGIBLE COMMON EQUITY
	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2017	2016	2016	2016	2016
Operating earnings	$68.1	$75.1	$75.8	n/a	n/a

Average stockholders’ equity	$5,166	$5,039	$4,841	$4,795	$4,761
Less: Average preferred stock	244	165	—	—	—

Average common equity	4,922	4,874	4,841	4,795	4,761
Less: Average goodwill and average other acquisition-related intangible assets	2,134	2,094	2,073	2,079	2,085

Average tangible common equity	$2,788	$2,780	$2,768	$2,716	$2,676

Operating return on average tangible common equity (annualized)	9.8%	10.8%	11.0%	n/a	n/a

OPERATING COMMON DIVIDEND PAYOUT RATIO
	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2017	2016	2016	2016	2016
Common dividends paid	$52.7	$51.7	$51.7	$51.7	$50.6

Operating earnings	$68.1	$75.1	$75.8	n/a	n/a

Operating common dividend payout ratio	77.3%	68.8%	68.2%	n/a	n/a

n/a	For the three months ended June 30, 2016 and March 31, 2016, no expenses were considered to be non-operating expenses. Accordingly, operating metrics were not applicable.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

TANGIBLE COMMON EQUITY RATIO

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2017	2016	2016	2016	2016
Total stockholders’ equity	$5,195	$5,142	$4,862	$4,830	$4,791
Less: Preferred stock	244	244	—	—	—

Common equity	4,951	4,898	4,862	4,830	4,791
Less: Goodwill and other acquisition-related intangible assets	2,136	2,142	2,070	2,076	2,079

Tangible common equity	$2,815	$2,756	$2,792	$2,754	$2,712

Total assets	$40,302	$40,610	$40,692	$40,150	$39,264
Less: Goodwill and other acquisition-related intangible assets	2,136	2,142	2,070	2,076	2,079

Tangible assets	$38,166	$38,468	$38,622	$38,074	$37,185

Tangible common equity ratio	7.4%	7.2%	7.2%	7.2%	7.3%

TANGIBLE BOOK VALUE PER COMMON SHARE
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in millions, except per common share data)	2017	2016	2016	2016	2016
Tangible common equity	$2,815	$2,756	$2,792	$2,754	$2,712

Common shares issued	406.43	405.00	400.13	399.74	399.54
Less: Shares classified as treasury shares	89.04	89.06	89.05	89.05	89.04
Unallocated ESOP shares	6.88	6.97	7.06	7.14	7.23

Common shares	310.51	308.97	304.02	303.55	303.27

Tangible book value per common share	$9.07	$8.92	$9.18	$9.07	$8.94